UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 PURSUANT TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 8, 2011

BLUEFLY, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14498	13-3612110
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

42 West 39th Street, New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 944-8000

                                                 N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN PRINCIPAL OFFICERS.

On September 8, 2011, Bluefly, Inc. (the “Company”) and Brad Matson, the Company’s Chief Marketing Officer, mutually agreed that his last day of employment with the Company would be November 1, 2011.  Mr. Matson’s responsibilities will be fulfilled by the Company’s Chief Operating Officer, Joseph C. Park.  Mr. Matson will work with the Company through this transition period.

In connection with Mr. Matson’s departure from the Company, the parties entered into a letter agreement confirming that Mr. Matson would continue to be paid his regular salary through his last day and would thereafter receive severance payments for a period of 180 days, subject to the execution of a release in favor of the Company, in accordance with the terms of his employment agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEFLY, INC.
(Registrant)

Date:	September 9, 2011	By:	/s/ Kara B. Jenny
		Name:	Kara B. Jenny
		Title:	Chief Financial Officer